UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017 (May 22, 2017)

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETENYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2017, magicJack VocalTec Ltd. (the “Company”) announced the resignation of Don Burns from the Board of Directors effective May 22, 2017.  Mr. Burns has served on the Board of Directors since December 2010 and as Chairman of the Board since January 2013.

At a meeting on May 22, 2017 the Board approved Izhak Gross to serve as the Chairman of the Board.  Mr. Gross has served on the Board since 2016 when he was appointed to fill the vacancy left by the retirement of Yoseph Dauber.  Mr. Gross was re-elected to the Board by the shareholders at the meeting of shareholders held on April 19, 2107.  The Board has determined that Mr. Gross is “independent” under applicable Nasdaq rules.  Additional biographical information about Mr. Gross is included in the definitive proxy statement filed by the Company on Form DEFC14A filed on March 15, 2017, for the meeting of shareholders held on April 19, 2017.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of magicJack VocalTec Ltd. dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Thomas Fuller
Thomas Fuller
CFO

Date: May 23, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press Release of magicJack VocalTec Ltd. dated May 23, 2017